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                                                                     Exhibit B


                                   WILLIAM SOLFISBURG





                              January 29, 1998


VIA TELECOPIER (714-261-0323)

Sims Communications, Inc.
c/o New View Technologies, Inc.
17821 Skypark Circle, Suite G
Irvine, CA 92614

   Re: Stock Purchase Agreement By and Between Sims Communications, Inc. (the "Company") and William Solfisburg ("Solfisburg")

Gentlemen:

   In connection with the above-referenced matter whereby the Company is to issue 1,100,000 restricted shares of the Company's common stock to Solfisburg pursuant thereto, please arrange for 55,000 of such shares to be issued to Mark Bennett on the same terms and conditions as applicable to Solfisburg.


ACKNOWLEDGED AND AGREED TO:            Sincerely,

SIMS COMMUNICATIONS, INC.
                                       ----------------------------
                                       William Solfisburg
By:
    ----------------------------
    Michael Malet


By:
    ----------------------------
    Mark Bennett